NEWS RELEASE	Release Date: October 24, 2007 at 7:00 a.m. EST

KNBT BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Lehigh Valley, PA (October 24, 2007) - KNBT Bancorp, Inc. (NASDAQ-GM: “KNBT”), the holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), today reported net income of $4.1 million for the quarter ended September 30, 2007, compared to net income of $5.9 million for the quarter ended September 30, 2006.  Diluted earnings per share for the third quarter were $0.16 compared to $0.22 for the third quarter of 2006.

Earnings for the third quarter were affected by $410,000 in merger expenses that relate to the pending KNBT/National Penn Bancshares, Inc. transaction.  Also impacting net income for the quarter ended September 30, 2007 was a $100,000 charge to increase the deferred tax asset valuation allowance.

Highlights for the third quarter include:

•	Announcement of the agreement to enter into a strategic merger with National Penn Bancshares, Inc.

•	Loan growth of $197.8 million or 12.3% since December 31, 2006, 16.4% annualized.

•
Continued excellent credit quality in the loan portfolio with total non-performing assets decreasing to $4.9 million from $6.0 million at the beginning of the year.  The allowance for loan losses increased to 1% of period end loans and amounted to a coverage ratio of 380% of total non-performing loans.

•	The repurchase of 671,017 shares of common stock during the third quarter at an average price per share of $13.57.

On September 7, 2007, KNBT Bancorp announced the signing of a definitive merger agreement with National Penn Bancshares (“National Penn”), Inc. pursuant to which KNBT will merge with and into National Penn in a stock for stock transaction.  Under the terms of the merger agreement, each share of KNBT common stock will be exchanged for 1.03 shares of National Penn common stock.

Net income for the nine months ended September 30, 2007 equaled $11.6 million compared to $17.3 million for the same period in 2006.  KNBT reported diluted earnings per share of $0.44 for the nine months ended September 30, 2007 compared to $0.63 for the nine months ended September 30, 2006.

KNBT had total assets of $2.9 billion at September 30, 2007.  Loans grew $197.8 million or 12.3% to $1.8 billion at September 30, 2007 and asset quality remained excellent.

Net Interest Income and Net Interest Margin

Net interest income decreased by $207,000 to $17.3 million during the quarter compared to the quarter ended June 30, 2007.  The net interest margin on a tax equivalent basis for the third quarter increased to 2.80% compared to 2.79% for the second quarter of 2007.

KNBT presents its net interest margin on a tax-equivalent basis because management believes that such presentation provides information that is more useful for a proper understanding of KNBT’s operating results.  These disclosures should neither be viewed as a substitute for operating results determined in accordance with generally accepted accounting principles (“GAAP”) nor are they reasonably comparable to non-GAAP performance measures which may be presented by other companies.  Without the adjustment for tax-free income, the net interest margin for the quarters ended September 30, 2007 and June 30, 2007 was 2.76% and 2.75%, respectively.

Provision for Loan Losses and Related Allowance for Loan Losses

The provision for loan losses for the quarter ended September 30, 2007 was $814,000 reflecting the continued growth of the loan portfolio, particularly in commercial loans, which have increased more than 17% since December 31, 2006.

At September 30, 2007, KNBT’s total non-performing assets were $4.9 million compared to $6.0 million and $6.4 million at December 31, 2006 and September 30, 2006, respectively. In addition, at September 30, 2007, KNBT’s allowance for loan losses was 380% of its total non-performing loans and 1.00% of its total loans.

Non-Interest Income and Non-Interest Expense

Non-interest income was $9.4 million for the quarter ended September 30, 2007, a decrease of $803,000 or 7.9% compared to the same period in 2006.  The decline in non-interest income was primarily attributable to a decrease in securities gains of $1.4 million.  Deposit service charges increased 10.7% or $263,000 and income from Wealth Management increased more than 17% or $364,000.

Non-interest expense was $19.8 million for the quarter ended September 30, 2007, an increase of $607,000 or 3.2% compared to the same period for 2006.  Salaries and benefits expense was essentially flat from the third quarter of 2006.  The major contributor to the increase in non-interest expense was merger related expenses totaling $410,000 consisting of professional fees.  A reduction in net occupancy and equipment expense of $280,000 partially offset such increase.

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania−chartered savings bank headquartered in Bethlehem, Pennsylvania with 56 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne and Schuylkill Counties, Pennsylvania.

Website: www.knbt.com

Contacts:
Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610−861−5000
Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610−861−5000

The information contained in this press release may contain forward−looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT’s management's intentions, plans, beliefs, expectations or opinions or with respect to the operation of KNBT or its subsidiaries. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) economic and competitive conditions which could affect the volume and type of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and expense and the amount of loan losses; (3) competitive pressure among depository institutions increases significantly; (4) changes in the interest rate environment may reduce interest margins; (5) general economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (6) mergers may result in significant charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; (7) disruptions may occur from the announced merger with National Penn and may create difficulties in maintaining relationships with customers and employees; (8) the failure to obtain shareholder or regulatory approval of the pending merger with National Penn; (9) legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; and other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission ("SEC") from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information about the KNBT/National Penn Transaction:

National Penn has filed a registration statement on Form S-4 in connection with the merger with KNBT, and National Penn and KNBT intend to mail a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Shareholders and investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information about KNBT, National Penn and the transaction. You may obtain a free copy of the joint proxy statement/prospectus (when it is available) as well as other filings containing information about KNBT and National Penn at the SEC's web site at www.sec.gov. A free copy of the joint proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus, may also be obtained from National Penn or KNBT, by directing the request to either of the following persons:

Mr. Eugene Sobol	Ms. Sandra L. Spayd
Senior Executive Vice President &	Corporate Secretary
Chief Financial Officer	National Penn Bancshares, Inc.
KNBT Bancorp, Inc.	Philadelphia and Reading Avenues
90 Highland Avenue	Boyertown, PA 19512
Bethlehem, PA 18017	(610) 369-6202
(610) 807-5888

KNBT, National Penn and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of KNBT and National Penn in favor of the transaction. Information regarding the interests of the executive officers and directors of KNBT and National Penn in the transaction will be included in the joint proxy statement/prospectus.
###

KNBT Bancorp, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2007	2007	2007	2006	2006
	(in thousands except per share data)
Interest income	$37,835	$37,693	$37,042	$37,719	$37,769

Interest expense	20,540	20,191	19,741	20,087	19,794

Net interest income	17,295	17,502	17,301	17,632	17,975

Provision for loan losses	813	645	-	1,014	365

Net interest income after
provision for loan losses	16,482	16,857	17,301	16,618	17,610

Non-interest income:
Deposit service charges	2,719	2,688	2,465	2,430	2,456
Securities gains (losses)	1	(2,159)	536	6	1,440
Gain on sale of branches	-	-	-	3,502	-
Wealth management income	2,425	2,366	2,374	2,213	2,061
Bank-owned life insurance	889	872	861	884	835
Insurance group income	2,157	2,442	2,290	2,137	2,146
Other	1,179	867	1,176	1,197	1,235
Total non-interest income	9,370	7,076	9,702	12,369	10,173

Non-interest expense:
Salaries, wages and employee benefits	11,296	11,260	11,215	11,173	11,265
Net occupancy and equipment expense	2,891	2,979	2,977	2,898	3,171
Other	5,623	6,012	4,781	5,716	4,767
Total non-interest expense	19,810	20,251	18,973	19,787	19,203

Income before income taxes	6,042	3,682	8,030	9,200	8,580
Income tax expense	1,939	1,670	2,544	2,894	2,669

Net income	$4,103	$2,012	$5,486	$6,306	$5,911

Per Common Share Data

Weighted average common shares- diluted	25,696,471	26,390,254	26,586,047	26,578,083	26,540,660
Weighted average common shares- basic	25,520,303	26,237,836	26,311,289	26,303,917	26,355,973
Net income per share- diluted	$0.16	$0.08	$0.21	$0.24	$0.22
Net income per share- basic	$0.16	$0.08	$0.21	$0.24	$0.22
Book value	$13.81	$13.55	$13.76	$13.52	$13.29
Tangible book value	$8.51	$8.37	$8.72	$8.52	$8.26

KNBT Bancorp, Inc.
Asset Quality
(unaudited)

	At Period End or
	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2007	2007	2007	2006	2006
	(dollars in thousands)

Non-accruing loans	$4,131	$4,245	$4,280	$4,869	$5,467
Accruing loans 90 days or more past due	632	852	391	1,058	775
Total non-performing loans	4,763	5,097	4,671	5,927	6,242

Other real estate owned	119	126	77	32	205
Total non-performing assets	$4,882	$5,223	$4,748	$5,959	$6,447

Total non-performing loans
as a percentage of loans, net	0.26%	0.29%	0.27%	0.37%	0.40%
Total non-performing loans
as a percentage of total assets	0.17%	0.18%	0.16%	0.20%	0.21%
Total non-performing assets
as a percentage of total assets	0.17%	0.18%	0.16%	0.21%	0.22%

Allowance for loan losses, beginning of period	$17,313	$16,667	$17,044	$16,630	$16,600
Provision for loan losses	814	645	-	1,014	365
Total charge offs	(336)	(430)	(449)	(705)	(413)
Recoveries on loans previously charged-off	327	431	72	105	78
Net loans charged off	(9)	1	(377)	(600)	(335)

Allowance for loan losses, at period end	$18,118	$17,313	$16,667	$17,044	$16,630

Allowance for loan losses at period end to:
Average net loans	1.02%	1.00%	1.02%	1.07%	1.06%
Total loans at period end	1.00%	0.98%	0.97%	1.05%	1.05%
Non-performing loans	380.39%	339.67%	356.82%	287.57%	266.42%

KNBT Bancorp, Inc.
(unaudited)

	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Balances (Period End)	2007	2007	2007	2006	2006
	(dollars in thousands)
Assets	$2,873,476	$2,888,789	$2,906,829	$2,898,827	$2,926,763
Total earning assets	2,501,526	2,525,322	2,547,350	2,535,197	2,556,670
Investment securities	698,428	738,282	801,739	923,110	946,593
Net loans	1,800,896	1,755,290	1,704,772	1,603,122	1,574,022
Commercial	704,614	663,021	619,992	600,058	559,054
Mortgage	584,784	583,583	580,704	507,919	499,877
Consumer	529,616	525,999	520,743	512,189	531,721
Less: Allowance for loan loss	(18,118)	(17,313)	(16,667)	(17,044)	(16,630)
Loans held for sale	900	1,362	605	1,994	2,264
Other earning assets	1,302	30,388	40,234	6,971	33,791
Goodwill and other intangible assets	133,944	134,901	132,995	132,866	134,243
Total deposits	1,922,600	1,980,251	1,940,125	1,907,547	1,888,636
Non-interest bearing deposits	188,250	206,327	200,351	206,972	197,612
Interest-bearing checking	222,957	241,543	247,396	241,567	232,775
Money market	562,158	619,322	572,736	532,824	452,196
Savings	188,387	205,144	211,944	214,949	230,157
Certificates of deposit	641,467	589,084	588,634	593,079	653,602
IRA & Keogh	119,381	118,831	119,064	118,156	122,294
Other borrowings	173,563	104,269	78,103	45,296	46,513
Subordinated debt	15,464	15,515	38,286	38,406	38,525
Federal Home Loan Bank advances	367,025	399,314	457,992	519,161	568,861
Shareholders' equity	349,704	352,274	361,603	356,026	349,715

	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Balances (Daily Average)	2007	2007	2007	2006	2006
	(dollars in thousands)
Assets	$2,858,261	$2,892,074	$2,877,115	$2,917,925	$2,964,750
Total earning assets	2,503,218	2,544,847	2,527,087	2,560,145	2,605,410
Investment securities	719,560	745,363	887,402	920,940	1,013,377
Net loans	1,776,934	1,728,825	1,630,587	1,588,064	1,563,182
Commercial	682,405	642,638	604,757	571,102	547,357
Mortgage	585,656	580,735	534,165	506,344	506,735
Consumer	526,517	522,333	508,687	527,281	525,707
Less: Allowance for loan loss	(17,644)	(16,881)	(17,022)	(16,662)	(16,617)
Loans held for sale	631	1,399	1,944	1,880	29
Other earning assets	6,093	69,260	7,154	49,261	28,823
Goodwill and other intangible assets	134,520	133,582	132,635	133,811	134,757
Total deposits	1,911,730	1,946,206	1,890,473	1,894,407	1,899,642
Non-interest bearing accounts	191,170	195,409	189,911	196,362	195,523
Interest-bearing checking	229,284	239,374	234,132	234,670	236,346
Money market	549,837	596,137	541,947	494,093	448,266
Savings	197,106	209,224	212,175	223,941	239,887
Certificates of deposit	625,339	587,087	593,596	624,009	657,002
IRA & Keogh	118,994	118,975	118,712	121,332	122,618
Other borrowings	165,157	79,492	58,657	58,760	52,827
Subordinated debt	15,483	31,919	38,358	38,474	38,585
Federal Home Loan Bank advances	384,870	440,220	495,139	539,100	594,691
Shareholders' equity	348,999	360,550	358,811	353,777	344,380

KNBT Bancorp, Inc.
(unaudited)

	For the Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Ratios	2007	2007	2007	2006	2006
Return on average equity	4.70%	2.23%	6.12%	7.13%	6.87%
Return on average tangible equity (1)	7.70%	3.62%	9.68%	11.40%	11.11%
Return on average assets	0.57%	0.28%	0.76%	0.86%	0.80%
Net interest margin	2.80%	2.79%	2.77%	2.78%	2.79%
Efficiency ratio	72.37%	80.13%	68.56%	64.52%	66.70%
Shareholders' equity to total assets	12.17%	12.19%	12.44%	12.28%	11.95%
Tangible equity to total assets	7.50%	7.53%	7.89%	7.74%	7.42%

(1) Reconciliation Table for Non-GAAP Financial Measures

Return on average equity	4.70%	2.23%	6.12%	7.13%	6.87%
Effect of goodwill and intangibles	3.00%	1.39%	3.56%	4.27%	4.24%
Return on average tangible equity	7.70%	3.62%	9.68%	11.40%	11.11%

Average tangible equity excludes acquisition
related average goodwill and intangibles:

Average equity	$348,999	$360,550	$358,811	$353,777	$344,380
Average goodwill and intangibles	(135,829)	(138,247)	(132,052)	(132,565)	(131,478)
Average tangible equity	$213,170	$222,303	$226,759	$221,212	$212,902

KNBT Bancorp, Inc.
Consolidated Statements of Income
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2007	2006	2007	2006
	(in thousands, except per share data)

Interest income	$37,835	$37,769	$112,570	$110,702

Interest expense	20,540	19,794	60,472	55,470

Net interest income	17,295	17,975	52,098	55,232

Provision for loan losses	813	365	1,458	2,315

Net interest income after provision for loan losses	16,482	17,610	50,640	52,917

Non-interest income:
Deposit service charges	2,719	2,456	7,872	6,982
Securities gains (losses)	1	1,440	(1,622)	3,175
Gain on extinguishment of debt	-	-	-	1,179
Wealth management income	2,425	2,061	7,165	6,283
Bank-owned life insurance	889	835	2,622	2,390
Insurance group income	2,157	2,146	6,889	6,465
Other income	1,179	1,235	3,222	3,228
Total non-interest income	9,370	10,173	26,148	29,702

Non-interest expense:
Salaries, wages and employee benefits	11,296	11,265	33,771	33,086
Net occupancy and equipment expense	2,891	3,171	8,847	9,399
Other expenses	5,623	4,767	16,416	15,632
Total non-interest expense	19,810	19,203	59,034	58,117

Income before income taxes	6,042	8,580	17,754	24,502

Income tax expense	1,939	2,669	6,153	7,205

Net income	$4,103	$5,911	$11,601	$17,297

Net income per share- diluted	$0.16	$0.22	$0.44	$0.63
Net income per share- basic	$0.16	$0.22	$0.45	$0.63